                                                                    Exhibit 99.1

                          ELITE INFORMATION GROUP, INC.

                              AMENDED AND RESTATED

                             1996 STOCK OPTION PLAN



1.       PURPOSE

         The purpose of the Elite Information Group, Inc. 1996 Stock Option Plan (formerly known as the Broadway & Seymour, Inc. 1996 Stock Option Plan) (the "Plan") is to promote the growth and profitability of Elite Information Group, Inc. (the "Company") and its subsidiaries ("Subsidiaries") from time to time by increasing the personal participation of officers, employees and directors in the financial performance of the Company, by enabling the Company to attract and retain officers, employees and directors of outstanding competence and by providing such officers, employees and directors with an equity opportunity in the Company. This purpose will be achieved through the grant of stock options ("Options") to purchase shares of common stock of the Company, no par value per share (the "Common Stock") subject to such restrictions as the administrators of the Plan may determine.

2.       ADMINISTRATION

         The Plan will be administered by the Company's Board of Directors (the "Board"); provided, however, that if the Board includes members who are not "non-employee directors" (as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any applicable successor rule or regulation ("Rule 16b-3")) or "outside directors" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder ("Section 162(m)")), then all authority of the Board under the Plan shall be exercised by a committee of the Board (the "Committee") composed solely of members thereof who are both "non-employee directors" and "outside directors" (as so defined).

         The Board or Committee shall have complete authority to: (i) interpret all terms and provisions of the Plan consistent with law; (ii) select from the group of officers and employees eligible to participate in the Plan the officers and employees to whom Options shall be granted; (iii) within the limits established herein, determine the number of shares to be subject to, the exercise price of, and the term of each Option, granted to each of such officers and employees; (iv) prescribe the form of instrument(s) evidencing Options granted under this Plan; (v) determine the time or times at which Options shall be granted to officers or employees; (vi) make special grants of Options to officers or employees when determined to be appropriate; (vii) provide, if appropriate, for the exercisability of Options granted to officers or employees in installments or subject to specified conditions; (viii) determine the method of exercise of Options granted to officers or employees under the Plan; (ix) adopt, amend and rescind general and special rules and regulations for the Plan's administration; and (x) make all other determinations necessary or advisable for the administration of this Plan.

         Any action which the Board or Committee is authorized to take may be taken without a meeting if all the members of the Board or Committee sign a written document authorizing such action to be taken, unless different provision is made by the By-Laws of the Company or by resolution of the Board or Committee.

         The Board or Committee may designate selected Board or Committee members or certain employees of the Company to assist the Board or Committee in the administration of the Plan and may grant authority to such persons to execute documents, including Options, on behalf of the Board or Committee, subject in each such case to the requirements of Rule 16b-3.

         No member of the Board or Committee or employee of the Company assisting the Board or Committee pursuant to the preceding paragraph shall be liable for any action taken or determination made in good faith.

3.       STOCK SUBJECT TO PLAN

         The stock to be offered under this Plan shall be authorized but unissued shares of Common Stock, shares of Common Stock previously issued and thereafter acquired by the Company, or any combination thereof. An aggregate of 1,875,000 shares of Common Stock are reserved for Option grants under this Plan, of which an aggregate of 1,765,000 shares may be the subject of Options granted under Section 4 hereof and an aggregate of 110,000 shares may be the subject of Options granted under Section 5 hereof. Any or all of the Options granted under
Section 4 hereof may, at the Board's or Committee's discretion, be intended to qualify as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The number of shares reserved under this Plan may be adjusted to reflect any change in the capitalization of the Company as contemplated by Section 10 hereof and occurring after the adoption of this Plan. The Board or Committee will maintain records showing the cumulative total of all shares subject to Options outstanding under this Plan.

4.       OPTIONS FOR OFFICERS AND EMPLOYEES

         a.       Eligibility and Factors to be Considered in Granting Options

         Options under this Section 4 may be granted to officers and employees of the Company or any of its Subsidiaries who are selected by the Board or Committee. Members of the Company's Board of Directors who are also officers or employees of the Company are eligible to receive Options under this Section 4. In making any determination as to the officer(s) and employee(s) to whom Options shall be granted under this Section 4 and as to the number of shares to be subject thereto, the Board or Committee shall take into account, in each case, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person and such additional factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan.

         Options may be granted under this Section 4 only for a reason connected with an officer's or employee's employment by the Company or any Subsidiary.

         b.       Allotment of Shares

         The Board or Committee may, in its sole discretion and subject to the provisions of this Plan, grant to participants eligible under this Section 4, on or after the date hereof, Options to purchase shares of Common Stock. Options granted under this Section 4 may, at the discretion of the Board or Committee, be: (i) Options that are intended to qualify as Incentive Stock Options; or (ii) Options that are not intended to be Incentive Stock Options or (iii) both of the foregoing, if granted separately, and not in tandem. Each Option granted under this Plan must be clearly identified as to its status as an Incentive Stock Option or not.

         Options granted under this Section 4 may be allotted to participants in such amounts, subject to the limitations specified in this Plan, as the Board or Committee, in its sole discretion, may from time to time determine, provided that in any fiscal year no participant may be granted Options with respect to more than 500,000 shares of Common Stock.

         In the case of Options intended to be Incentive Stock Options, the aggregate fair market value (determined at the time of such Incentive Stock Options' respective grants) of the shares with respect to which Incentive Stock Options are exercisable for the first time by a participant hereunder during any calendar year (under all plans taken into account pursuant to Section 422(d) of the Code) shall not exceed $100,000. Options under this Section 4 not intended to qualify as Incentive Stock Options may be granted to any Plan participant without regard to the Section 422(d) limitations.

         c.       Time of Granting Options

         The date of grant of an Option under this Section 4 shall, for all purposes, be the date on which the Board or Committee makes the determination of granting such Option (each such date, a "Grant Date"). Notice of the determination shall be given to each officer or employee to whom an Option is so granted under this Section 4 within a reasonable time after the Grant Date for such Option.

         d.       Exercise Price for Options

         The price per share at which each Option granted under this Section 4 may be exercised shall be such price as shall be determined by the Board or Committee at the time of grant based on such criteria as may be adopted by the Board or Committee at the time of grant in good faith, taking into account, in each case, the market price of the Common Stock, the level and responsibility of the person's position, the level of the person's performance, the person's level of compensation, the assessed potential of the person, and such additional factors as the Board or Committee shall deem relevant to the accomplishment of the purposes of the Plan; provided, however, that in no event shall the exercise price per share of an Option be less than 100% of the fair market value of the Company's shares of Common Stock on the Grant Date for such Option. In the case of an Option intended to qualify as an Incentive Stock Option, the price per share shall not be less than 100% (or 110% for owners of more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary) of the fair market value of the Common Stock on the Grant Date for such Option.

         If the Company's shares of Common Stock are:

         (1) actively traded on any national securities exchange or NASDAQ system that reports their sales prices, fair market value shall be the average of the high and low sales prices per share on any Grant Date;

         (2) otherwise traded over the counter, fair market value shall be the average of the final bid and asked prices for the shares of Common Stock as reported for any Grant Date;

         (3) not traded, the Board or Committee shall consider any factor or factors that it believes affects fair market value, and shall determine fair market value without regard to any restriction other than a restriction that by its terms will never lapse.

         e.       Term of Options

         The term of each Option granted under this Section 4 shall be established by the Board or Committee, but shall not exceed 10 years (or 5 years for owners of more than 10% of the total combined voting power of all classes of stock of the Company or of a Subsidiary) from the Grant Date for such Option.

         f.       Repricing and Replacement of Options Prohibited

         Notwithstanding any other provision of the Plan, the Board or Committee may not lower the exercise price on any outstanding Options granted under this
Section 4 or grant Options to the holder of outstanding Options either conditioned upon or under an arrangement contemplating the voluntary surrender by such holder of any such outstanding Options granted under this Section 4.

5.       OPTIONS FOR DIRECTORS WHO ARE NEITHER OFFICERS NOR EMPLOYEES

         a.       Initial Director Options

         On June 25, 1996, each member of the Board of Directors who is not an officer or employee of the Company or any Subsidiary (an "Eligible Director") shall receive, as of such date, subject to subsequent approval of this Plan by the Company's stockholders to the extent required by Section 162(m) and the rules of the NASDAQ Stock Market, an option to purchase 5,000 shares of Common Stock, and thereafter upon the initial election of a member of the Board of Directors who is an Eligible Director such Eligible Director shall receive, on the date of such election, subject to subsequent approval of this Plan by the Company's stockholders to the extent required by Section 162(m) and the rules of the NASDAQ Stock Market, an option to purchase 5,000 shares of Common Stock.

         b.       Annual Director Options

         Subject to subsequent approval of this Plan by the Company's stockholders to the extent required by Section 162(m) and the rules of the NASDAQ Stock Market, on January 5 of each year following the adoption of this Plan the Company shall grant to each Eligible Director an Option to purchase 5,000 shares of Common Stock (subject to reduction as described below) if the average of the daily fair market value (as determined in accordance with Section 4(d)) of a share of Common Stock over the immediately preceding month of December is ten percent (10%) greater than the average of the daily fair market value (as determined in accordance with Section 4(d)) of a share of Common Stock over the month of December of the next preceding year. Notwithstanding the foregoing, if the product of the exercise price per share under such Option multiplied by 5,000 exceeds $100,000, then such Option shall be granted to purchase the number of shares of Common Stock equal to the quotient of $100,000 divided by the exercise price per share under such Option (rounded down to the nearest whole share).

         c.       Exercise Price

         Each Option granted pursuant to this Section 5 shall have an exercise price per share equal to the fair market value (as defined in Section 4(d)) of a share of Common Stock on the date of grant (the "Director Grant Date") or, if such date is not a business day, then on the next preceding business day.

         d.       Exercisability and Term

         Each Option granted pursuant to this Section 5 shall become exercisable as set forth below:

                                                     Aggregate Percentage of
                                                     Shares under such Option
             Date                                    Exercisable on such Date
             ----                                    ------------------------

    Director Grant Date                                        20%

    First Anniversary of                                       40%
    Director Grant Date

    Second Anniversary of                                      60%
    Director Grant Date

    Third Anniversary of                                       80%
    Director Grant Date

    Fourth Anniversary of                                     100%
    Director Grant Date

The term of each Option granted pursuant to this Section 5 shall be ten years from the Director Grant Date for such Option.

         e.       Insufficient Shares

         In the event that any award of options to Outside Directors as set forth in this Section 5 would exceed the remaining number of shares of Common Stock authorized for awards under this Section 5, then the amount of options to be awarded at such time shall be reduced to an amount equal to the quotient of the remaining shares authorized under this Section 5 divided by the number of Outside Directors then entitled to receive such award.

         f.       Repricing and Replacement of Options Prohibited

         Notwithstanding any other provision of the Plan, the Board or Committee may not lower the exercise price on any outstanding Options granted under this
Section 5 or grant Options to the holder of outstanding Options either conditioned upon or under an arrangement contemplating the voluntary surrender by such holder of any such outstanding Options granted under this Section 5.

6.       NON-TRANSFERABILITY

         An Option granted to a participant under this Plan shall not be transferable by him or her except: (i) by will; (ii) by the laws of descent and distribution; or (iii) pursuant to a qualified domestic relations order as defined by the Code or in Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the case of an Option intended to be an Incentive Stock Option, such Option shall not be transferable by a participant other than by will or the laws of descent and distribution and during the optionee's lifetime shall be exercisable only by him or her.

7.       EXERCISABILITY OF OPTIONS

         Subject to the provisions of this Plan, Options granted under Section 4 hereof shall be exercisable at such time or times after the Grant Date for such Options according to such schedule and upon such conditions as may be determined by the Board or Committee at the time of grant, and an Option granted under
Section 5 hereof shall be exercisable in accordance with the provisions of
Section 5 hereof.

         Any Option granted under Section 5 of this Plan and, unless otherwise determined by the Board or the Committee at the time of grant or thereafter, any Option granted under Section 4 of this Plan, shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date the optionee ceases to be a director of the Company or an employee of the Company or any Subsidiary of the Company, unless the optionee shall (a) die while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant's legatee(s) under his or her last will or the participant's personal representative or representatives may exercise all or part of the previously unexercised portion of such Option at any time within one year, but not beyond the expiration of its term, after the participant's death to the extent the optionee could have exercised the Option immediately prior to his or her death or in the amount purchasable under the Option immediately after the death of the optionee, whichever is greater, (b) become permanently or totally disabled within the meaning of section 22(e)(3) of the Code (or any successor provision) while a director of the Company or an employee of the Company or such Subsidiary, in which case the participant or his or her personal representative may exercise the previously unexercised portion of such Option at any time within one year, but not beyond the expiration of its term, after termination of his or her employment or directorship to the extent the optionee could have exercised the Option immediately prior to such termination, or (c) resign or retire with the consent of the Company or have his or her employment with the Company or any Subsidiary terminated by the Company or any Subsidiary other than for cause (as defined below), in which case the participant may exercise the previously unexercised portion of such Option at any time within six months, but not beyond the expiration of its term, after the participant's resignation, retirement or employment termination to the extent the optionee could have exercised the Option immediately prior to such resignation, retirement or employment termination.

         For purposes of this Section 7, employment termination for "cause" means termination of employment by reason of gross misconduct as determined by the Board or Committee, which will include but not be limited to the following:
(i) the commission of dishonest acts involving the Company, (ii) disclosure of confidential information of the Company, (iii) obvious intoxication (whether due to alcohol, drugs or other substance abuse) on the job or possession of any alcoholic substance or illegal drugs on the premises of the Company or any Subsidiary, (iv) misuse of Company or Subsidiary assets (which shall include but be limited to cash, equipment, and/or other assets), (v) repeated disregard for the lawful policies of the Company as may be established from time to time and communicated to the employee, or (vi) any misconduct specified in any employment agreement to which the participant is a party that would justify the termination of such participant's employment with the Company or any Subsidiary "for cause."

         In no event may an Option be exercised after the expiration of its fixed term.

8.       METHOD OF EXERCISE

         Each Option granted under the Plan shall be deemed exercised when the holder (a) shall indicate the decision to do so in writing delivered to the Company, (b) shall at the same time tender to the Company payment in full of the exercise price for the shares for which the Option is exercised, which payment may be made in cash or, if permitted by the Committee or the Board in its sole discretion, in (i), shares of the Common Stock, the total market value of which equals the total option price of the shares with respect to which the option is being exercised, or (ii) any combination of cash and shares of the Common Stock, the total market value of which equals the total option price of the shares with respect to which the option is being exercised, and (c) shall comply with such other reasonable requirements as the Board or Committee may establish; provided that in order to enable an optionee (including but not limited to members of the Board and officers) to exercise options granted under this Plan, the Board or the Committee may determine, in the exercise of its sole discretion, to (i) grant such optionee permission to pay the exercise price in installments or (ii) grant such optionee permission to pay the exercise price by delivering for cancellation Options having an aggregate value (calculated by subtracting the exercise price per share from the fair market value of a share of Common Stock) equal to the total amount of the exercise price. The exercise of any Option granted under this Plan may be made subject to the condition that, if at any time the Board or the Committee shall determine, in its sole discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the Option shall not be effective unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Company, which may, if permitted by the Committee or the Board in its sole discretion, include the withholding by the Company of shares of Common Stock to be issued upon exercise of an Option having a fair market value equal to the required withholding amount. With respect to the foregoing sentences, the value of the shares of Common Stock shall be the fair market value determined in accordance with Section 4(d) of this Plan as of the day of such payment or withholding.

         No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an Option until a certificate for the shares has been delivered.

         An Option granted under this Plan may be exercised for any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan for the remaining shares subject to the Option.

9.       TERMINATION OF OPTIONS

         An Option granted under this Plan shall be considered terminated in whole or in part, to the extent that, in accordance with the provisions of this Plan and such Option, it can no longer be exercised for any shares originally subject to the Option. The shares subject to any terminated Option or portion thereof shall no longer be charged against the applicable limitation or limitations provided in Section 3 of this Plan and may again become shares available for the purposes, and subject to the same applicable limitations, of this Plan.

10.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of any change in the outstanding Common Stock of the Company by reason of a stock dividend, stock split, stock consolidation, recapitalization, reorganization, merger, split up or the like, the shares available for purposes of this Plan, the shares to be covered by subsequent grants under Section 5 hereof and the number and kind of shares under option in outstanding option agreements pursuant to this Plan (and the option price under such agreements) shall be appropriately adjusted so as to preserve, but not increase, the benefits of this Plan to the Company and the benefits to the holders of such Options; provided, however, that for any Incentive Stock Options, in the case of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the excess of the aggregate fair market value of the shares subject to any Options immediately after such event over the aggregate option price of such shares is not more than the excess of the aggregate fair market value of all shares subject to such Options immediately before such event over the aggregate option price of such shares.

         Adjustments under this Section shall be made by the Board or Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive.

11.      COMPLIANCE WITH SECURITIES LAWS AND OTHER REQUIREMENTS

         No certificate(s) for shares shall be executed and delivered upon exercise of an Option until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933, as amended, the 1934 Act, any applicable state securities law(s) and the requirements of any exchange or quotation system on which the Common Stock may, at the time, be listed or quoted.

         In the case of the exercise of an Option by a person or estate acquiring the right to exercise the Option by bequest or inheritance, the Board or Committee may require reasonable evidence as to the ownership of the Option and may require such consents and releases of taxing authorities as it may deem advisable.

12.      NO RIGHT TO EMPLOYMENT

         Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any employee participant under the Plan any right to continue in the employ of the Company, or upon any director participant under the Plan any right to continue as a director of the Company, or shall in any way affect the right and power of the Company to terminate the employment or position with the Company of any participant under this Plan at any time with or without assigning a reason therefor, to the same extent as the Company might have done if this Plan had not been adopted.

13.      AMENDMENT AND TERMINATION

         Subject to Section 5 hereof, the Board or Committee may at any time suspend, amend, or terminate this Plan. Except as provided in Sections 4(f) and 5(f) of this Plan, the Board or Committee may make such modifications of the terms and conditions of a holder's Option as it shall deem advisable; provided, however, that an Option granted under Section 5 of this Plan may not be modified by the Board or Committee with respect to any term or condition thereof required by Section 5 hereof. No Option may be granted during any suspension of the Plan or after such termination. Notwithstanding the foregoing provisions of this Section, no amendment, suspension or termination shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted under the Plan.

         In addition to Board or Committee approval of an amendment, if the amendment would: (i) materially increase the benefits accruing to participants;
(ii) increase the number of securities issuable under this Plan (other than an increase pursuant to Section 10 hereof); (iii) change the class or classes of individuals eligible to receive Options; or (iv) otherwise materially modify the requirements for eligibility, then such amendment must be approved by the holders of a majority of the Company's outstanding capital stock present or represented by proxy and entitled to vote at a meeting duly held of the shareholders of the Company.

14.      USE OF PROCEEDS

         The proceeds received by the Company from the sale of shares pursuant to the exercise of Options granted under the Plan shall be used for general corporate purposes as determined by the Board.

15.      INDEMNIFICATION OF BOARD OR COMMITTEE

         In addition to such other rights of indemnification as they may have as members of the Board, the members of the Board or Committee shall to the fullest extent permitted by law be indemnified by the Company against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member or Committee member is liable for gross negligence or misconduct in the performance of his duties; provided, however, that within 60 days after institution of any such action, suit or proceeding the Board member or Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

16.      EFFECTIVE DATE OF THE PLAN

         This Plan was adopted by the Board of the Company on June 25, 1996, and shall be effective until June 25, 2006, subject to its approval by the appropriate stockholder vote at a special meeting called for such purpose or at the next ensuing annual meeting of stockholders of the Company.

17.      DURATION OF THE PLAN

         Unless previously terminated by the Board or Committee, this Plan shall terminate at the close of business on June 25, 2006, and no Option shall be granted under it thereafter, but such termination shall not affect any Option previously granted under this Plan.

18.      COMPLIANCE WITH RULE 16b-3

         With respect to any Plan participant who is subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that any provision of the Plan or action by the Board or Committee fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Board or Committee.

19.      CHANGE OF CONTROL

         In the event of a change of control of the Company, all vesting requirements in respect of Options granted under this Plan shall be terminated and all outstanding Options shall become immediately exercisable at their stated exercise prices. From and after the date of such change of control, all such Options shall be deemed fully vested. For the purposes of this Section, a change of control shall include the following:

                  a. A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Company and such offer is consummated for the ownership of securities of the Company representing 25% or more of the combined voting powers of the Company's then outstanding voting securities.

                  b. The adoption by the Company's stockholders of a plan of merger or consolidation providing for the merger or consolidation of the Company with another corporation and, as a result of such merger or consolidation, less than 75% of the outstanding voting securities of the surviving or resulting corporation would then be owned in the aggregate by the former stockholders of the Company, other than affiliates within the meaning of the 1934 Act or any party to such merger or consolidation.

                  c. The Company transfers substantially all of its assets to another corporation or entity which is not a wholly owned subsidiary of the Company.

                  d. Any "person" (as such term is used in Sections 3(a)(9) and 13(d)(3) of the 1934 Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Company.

                  e. As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Directors of the Company immediately before the transaction, cease to constitute at least a majority thereof.